UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                  SCHEDULE 14C

                 Information Statement Pursuant to Section 14(c)
                    Of the Securities Exchange Action of 1934

Check the appropriate box:

      |X|   Preliminary Information Statement

      |_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

      |_|   Definitive Information Statement


                             I & E Tropicals, Inc.
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                (Name of Registrant As Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

      |X|   No fee required

      |_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.    Title of each class of securities to which transaction applies:

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2.    Aggregate number of securities to which transaction applies:

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3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:

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(2)   Form, Schedule or Registration Statement No.:

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(3)   Filing Party:

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(4)   Date Filed:

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                              I & E Tropicals, Inc.
                                270 NW 3rd Court
                         Boca Raton, Florida 33432-3720

                              INFORMATION STATEMENT

To Our Stockholders:

      The purpose of this information statement is to inform the holders of record of shares of our common stock as of the close of business on February 15, 2005 that the Company's board of directors, consisting of the President alone, has adopted, and that a majority of the holders of the outstanding shares of common stock have indicated their intent to vote in favor, of two resolutions which will (a) change the name of the corporation and (b) approve the addition of 3,000,000 shares of Class A Preferred Stock to the authorized capital stock of the Corporation.

      This information statement is being furnished to you as required by
Section 14(c) of the Securities Act of 1934, as amended, and Florida Statute
Section 607.0704 which provides that when action is taken by those shareholders without a meeting having the necessary minimum votes that would be necessary to take such action at a meeting where all voting groups entitled to vote thereon were present and voted, the Corporation must notify its shareholders within 10 days after receiving the written authorization by those persons who hold a majority of the outstanding voting common stock approving the actions taken without a meeting.

      This information statement is being mailed on or about March _____, 2005 to all stockholders of record as of February 15, 2005. The cost of preparing, assembling and mailing this Information Statement is being borne by the Corporation.

      WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY.

      This Information Statement is being sent to you for information purposes only.

Very truly yours,


/s/ Brett DeWees
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Brett DeWees, President

                     OUTSTANDING VOTING STOCK OF THE COMPANY

      As of the Record Date of February 15, 2005, there were 3,900,000 shares of voting common stock outstanding. Each share of stock entitles the holder thereof to one vote on all matters requiring a vote of the shareholders.

                                 STOCK OWNERSHIP

      The following table sets forth information regarding the beneficial ownership of the common stock of the Corporation as of the Record Date. The table lists each person known to beneficially own 5% or more of the outstanding shares of common stock. As of this date, Brett DeWees is the sole officer and director of the Corporation

Name of                                Amount of                  Percent of
Beneficial Owner                Beneficial Ownership          Shares Outstanding

Brett DeWees                            2,000,000                    51.28
Bonnie Irby                               500,000                    12.92
Ledyard DeWees                            250,000                     6.41
Carolyn O'Brien                           250,000                     6.41
Kimberly DeWees                           250,000                     6.41
Erin O'Brien                              250,000                     6.41

      All of the above stockholders, with the exception of Bonnie Irby, have agreed to execute a consent document as required under Florida Statute Section 607.0704, to approve the change of the corporate name and to add the preferred stock to the capital stock of the Corporation, These stockholders represent 76.92% of all outstanding stock.

                                   Proposal I

                     AMENDMENT TO ARTICLES OF INCORPORATION

                                       TO

                            CHANGE THE CORPORATE NAME

      On February 15, 2005 the sole director passed a resolution, subject to stockholder approval, to change the name of I & E Tropicals to: VIRIDAX CORPORATION. The name change will become effective upon filing an amendment to the Articles of Incorporation with the Florida Secretary of State.

      Purpose of the Proposed Name Change

      The corporation has been engaged in talks with Mycobis Corporation a Florida company, to purchase certain Staphylococcus aureus bacteriophages (Lytic Product Candidate Phages, R1, R2, and R3) and all rights thereto owned by Mycobis, in exchange for shares of the Corporation the exact amount of which has not been determined at this time, but will not be for less than 2,000,000 shares in any event, Concurrent with this purchase additional persons will be added to the Board of Directors under the authority of ARTICLE III Section 4 of the Bylaws.

      The purpose of this purchase is to develop a new product for the treatment of bacterial infections incited by Staphylococcus aureus bacteria. Staphylococcus aureus (Staph) is a common infectious bacterium typically encountered on the skin and in the nasal passages of healthy people Staph can cause serious infections of the skin, bone , soft tissue, , respiratory tract and blood stream, and is one of the most common causes of skin infections. The Corporation intends to obtain financing to complete scale-up manufacturing and preclinical testing and initiate clinical trails. Initially, the Company intends to manufacture and evaluate the Staph Product Candidate in compliance with the US Food and Drug Administration (FDA) guidelines to assure approval and licensure by US and international regulatory authorities.

      Upon receipt of financing the Corporation intends to further the objectives as stated above and to resume the collection of exotic fish as originally intended by the Corporation. However, because the major efforts of the Corporation will be in the field of developing the product for the treatment of Staph, the Corporation believes that the new name will reflect this change in business and that the new name will promote public recognition and more accurately reflect the major intended business focus.

                                   Proposal 2

                     AMENDMENT TO ARTICLES OF INCORPORATION

                                       TO

                  CHANGE THE TOTAL AUTHORIZED CAPITAL STOCK TO
                             INCLUDE PREFERRED STOCK

      On February 15, 2005 the sole director passed a resolution, subject to stockholder approval, to change the authorized capital stock of the this Corporation to add 3,000,000 shares of Class A Preferred Stock at a par value of $ 1.00 per share. This change will become effective upon filing an amendment to the Articles of Incorporation with the Florida Secretary of State. The capital stock of the Corporation shall also include 50,000,000 shares of voting common stock, par value $ .001 as now exists in the Articles,

      Rights, Preferences, Privileges, and Restrictions of the Preferred and Common Stock.

      1. Dividends

      The holders of the Class A Preferred Stock ( the "Preferred") shall be entitled to the first call on any dividends declared by the Board of Directors (the "Board"), the rate to be decided by the Board, The dividends are non-cumulative in nature, meaning that if dividends are not declared in any given year the holders of the Preferred shall have no accrual rights in respect to dividends not declared in that year.

      2. Liquidation

      In the event of any form of corporate dissolution or other event causing a winding up of the Corporation, the assets and surplus available for distribution shall be first distributed to the holders of the Preferred in an amount equal to the par value ($1.00) of such shares. If this distribution is not sufficient to permit those payments in full then all of the distributable assets shall go to the Preferred, After payment to the Preferred, any remaining assets shall be distributed among the holders of the Common Stock ( the "Common" ).

      3. Voting

      Each holder of the Common shall have one vote, per share, on all matters requiring the approval of the stockholders. The holders of the Preferred shall have no vote. There shall be no cumulative voting.

      4. Conversion Rights

      Each holder of the Preferred shall have the right to convert his or her stock to Common as follows: (a) If the holder wishes to exchange the Preferred within one year after the date of purchase, that holder shall receive 4 shares of Common for each I share of Preferred, (b) If the holder wishes to convert after owning the Preferred for one year but less than two years, the holder shall receive 4.4 shares of Common for each I share of Preferred, (c) If the holder wishes to convert after owning the Preferred for two years but less than three years, the holder shall receive 4.6 shares of Common for each share of Preferred, (d) If the holder wishes to convert after owning the Preferred for three years, the holder shall receive 5.0 shares of Common for each share of Preferred.

      Once a holder of Preferred has owned the stock for three years, the right to convert must be exercised within 30 days or the conversion right will lapse. Upon issuing any Preferred if a fractional share would be issued, if that fraction is one-half or above a full share shall be issued and if the fraction is less than one-half that fraction shall be dropped for conversion purposes.

      Purpose of the Addition of Preferred Stock

      To complete the objectives of the Company in respect to the development and marketing of the Staph bacteriophages will require considerable financing. It is the opinion of the Corporation that the funding objective(s) will more easily be attained by the available offering of Preferred Stock.